                                                                   EXHIBIT 10.15

                              SUBLEASE AGREEMENT
                              ------------------

          THIS SUBLEASE AGREEMENT ("Sublease") is made as of the 22nd day March, 2000 between KPMG LLP, a Delaware limited liability partnership ("Sublandlord") and GREENWICH TECHNOLOGY PARTNERS, INC. a Delaware corporation ("Subtenant").

                                    RECITALS
                                    --------

          Power Authority of The State of New York a.k.a. New York Power Authority ("Landlord"), as landlord and KPMG Peat Marwick LLP (now known as KPMG
LLP), as tenant, did enter into that certain lease agreement, dated July 30, 1997 (the "Lease") for the lease by Sublandlord of certain space located in that certain building (the "Building") known as 123 Main Street, White Plains, New York.

          The space leased in the Building by Sublandlord pursuant to the Lease is hereinafter referred to as the "Premises."

         Sublandlord and Subtenant desire to enter into this Sublease, pursuant to the terms of which Subtenant will lease from Sublandlord and Sublandlord will lease to Subtenant the entire Premises.

          NOW, THEREFORE, for and in consideration of the mutual covenants and obligations set forth in this Sublease, Sublandlord and Subtenant do hereby agree as follows:

          1.   Subleased Premises.  Sublandlord does hereby lease to Subtenant,
               ------------------
and Subtenant does hereby lease and rent from Sublandlord, the entire Premises, being that portion of the 8th floor of the Building leased to Sublandlord pursuant to the Lease consisting of approximately 29,400 rentable square feet (the "Subleased Premises").

          2.   Term.  The term of this Sublease (the "Sublease Term") shall
               ----
begin on the Commencement Date. The term "Commencement Date" means the later to occur of (i) April 15, 2000, and (ii) the date the written consent of Landlord to this Sublease has been obtained. The Sublease Term shall expire at 12:00 midnight on the date that is one day prior to the "Expiration Date" (as such term is defined in Section 1.2 of the Lease), unless the Lease or this Sublease is sooner terminated or expires earlier in accordance with the terms and conditions set forth therein or herein. It is acknowledged and agreed that, notwithstanding the fact that the Sublease Term will not commence until April 15, 2000, Base Rent (as defined below) shall begin to accrue on April 1, 2000.

          3.   Rent.
               ----

          (a) Subtenant shall pay to Sublandlord, throughout the Sublease Term, a base rent per annum (the "Base Rent") as follows:

          Base Rent              Period
          ---------              ------
         $536,800.00             April 1, 2000 through March 14, 2001
         $646,800.00             March 15, 2001 through July 31, 2003
         $705,600.00             August 1, 2003 through the date that is one day
                                 prior to the Expiration Date

The Base Rent shall be payable by Subtenant to Sublandlord, in advance, in equal consecutive monthly installments which are due and payable on or before the first day of each calendar month during the Sublease Term, with appropriate prorations for any partial month occurring at the end of the Sublease Term, except that the first month's rent, in the sum of $44,733.33, shall be paid upon the execution of this Sublease and applied to the Base Rent due for the month of April, 2000.

          (b) Subtenant shall also pay to Sublandlord, throughout the Sublease Term as additional rent ("Additional Rent") all additional rent and other charges due under the Lease, as if (i) the "Base Tax Year" were the tax fiscal year January 1, 2000 through December 31, 2000, and (ii) "Base Operating Expenses" were the "Operating Expenses" for the calendar year 2000 (as such quoted terms are defined in the Lease). Subtenant shall be responsible for both any estimated payments of Additional Rent and any reconciliation payments of Additional Rent which are payable by Sublandlord pursuant to the Lease. Appropriate prorations shall be made with respect to any partial calendar years included in the Sublease Term. Subtenant shall make all Additional Rent payments to Sublandlord upon demand.

          (c) In addition to the foregoing, Subtenant shall be solely responsible for all other costs or charges attributable to the Subleased Premises or the Building facilities made available to Subtenant during the Sublease Term including, without limitation, for items such as damage repair, HVAC service, janitorial services, electrical consumption, parking fees, light bulb replacement and other items. Subtenant shall also pay any and all tax due with respect to Rent (as such term is hereinafter defined) pursuant to the laws of New York and/or any political subdivision thereof, provided, however, that Subtenant shall not be responsible for the payment of any tax levied on Sublandlord that is in the nature of an income tax.

          (d) The Base Rent, Additional Rent and all sums due from Subtenant under subparagraph (c) of this Article "3" are collectively referred to in this Sublease as "Rent".

          4.   Relationship to Lease.  This Sublease and all of Subtenant's
               ---------------------
rights hereunder are expressly subject and subordinate to all of the terms of the Lease. Subtenant hereby acknowledges that it has received a copy of the Lease and has read all of the terms and conditions thereof.. Subtenant hereby agrees to assume all obligations of Sublandlord (as tenant under the Lease) with respect to the Subleased Premises. Subtenant hereby acknowledges that Subtenant shall look solely to Landlord for the performance of all the Landlord's obligations under the Lease and that Sublandlord shall not be obligated to provide any services to Subtenant or otherwise perform any obligations in connection with this Sublease. Subtenant acknowledges that any termination of the Lease may result in a termination of the Sublease. Sublandlord agrees, however, not to hereafter voluntarily enter into any agreement with Landlord to terminate the Lease provided, however, that the foregoing shall not be construed or interpreted in any manner as prohibiting Sublandlord from exercising any right currently contained in the Lease for the termination of the Lease. Notwithstanding the foregoing, and provided Subtenant is not in default under this Sublease beyond the expiration of any applicable notice and cure period, Sublandlord agrees not to exercise its right to terminate the Lease, pursuant to Section 43.1 of the Lease, unless Subtenant has exercised its right under Article "18" of this Sublease to terminate this Sublease. In the event of a default under the Lease or any underlying lease of all or any portion of the Subleased Premises which results in the termination of such lease, Subtenant shall, at the option of the lessor under any such lease ("Underlying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of Sublandlord under this Sublease, (b) be subject to any offset, not expressly provided for in this Sublease, which shall have accrued to the Subtenant against Sublandlord, or (c) be bound by any modification of this Sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this Sublease or surrender possession of the Subleased Premises. This Sublease is subject to all of the terms, covenants, agreements, provisions, and conditions of the Lease, and Subtenant or any assignee of Subtenant, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Subleased Premises to be used by others, without the prior reasonable consent of the Underlying Lessor in each instance, which consent shall be granted or withheld by the Underlying Lessor subject to the provisions and on all the same terms and conditions set forth in the underlying lease.

          5.   Use.  Subtenant's use of the Subleased Premises shall be strictly
               ---
in accordance with the use and all other provisions of the Lease. Subtenant shall make no alterations or changes to the Subleased Premises of any kind or nature without Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to nonstructural alterations which will not affect the outside of the Building or adversely affect the Building's structure, electrical, HVAC, plumbing or mechanical systems. It is agreed that it will be reasonable for Sublandlord to withhold its consent to any such alterations if Subtenant has been unable to obtain the Landlord's consent to such alterations. In addition, Sublandlord's consent may be conditioned upon all of the same things that Landlord's consent may be conditioned upon pursuant to the provisions of the Lease and upon Subtenant complying with all of the provisions of Article "13" of the Lease. Without limiting the generality of the foregoing, wherever Landlord's consent or approval is required, or wherever information, documentation, sums of money, or other items are required to be delivered to Landlord, pursuant to Article "13" of the Lease, Sublandlord's consent and approval, shall also be required and Subtenant shall also be required to make all such deliveries to Sublandlord. Sublandlord hereby consents, in concept, to the installation by Subtenant of an Internet Working Lab provided, however, that Subtenant complies with all of the terms, covenants and conditions of the Lease and this Sublease in connection with such installation (including, without limitation, any requirement under the Lease to remove said Internet Working Lab from the Subleased Premises on or about the expiration or sooner termination of the Lease).

          6.   Default.  Any act or omission by Subtenant that would constitute,
               -------
create, cause, or contribute to a default under the Lease shall be a default by Subtenant under this Sublease. In addition, any failure by Subtenant to (i) pay Rent when due (and the continuance of such failure for five (5) days following notice from Sublandlord to Subtenant) or, (ii) perform any other obligations required under this Sublease, shall be a default hereunder. Any default by Subtenant shall entitle Sublandlord to exercise any and all of the same rights and remedies against Subtenant as are available to Landlord against Sublandlord as tenant under the Lease, arising out of a default, beyond the expiration of any and all applicable grace, notice and cure periods under the Lease, by the Sublandlord as tenant under the Lease, and any other remedies available at law or in equity under the laws of New York.

          7.   Quiet Enjoyment.  Subject to the Lease and provided Subtenant has
               ---------------
performed its obligations hereunder, Subtenant shall have the quiet enjoyment of the Subleased Premises without interference by Sublandlord or anyone claiming by, through or under Sublandlord.

          8.   Insurance and Indemnities.  Subtenant hereby agrees to indemnify
               -------------------------
and hold Sublandlord harmless, with regard to its leasing and use of the Subleased Premises, to the same extent that Sublandlord is required to indemnify and hold Landlord harmless with respect to the Premises. Likewise, Subtenant hereby agrees to obtain and provide evidence satisfactory to Sublandlord, on or before the Commencement Date, that Subtenant is carrying insurance in the same amounts and of the same types required to be carried by Sublandlord with regard to the Premises and, to the extent Landlord is required to be named by Sublandlord on any such insurance, Subtenant shall name both Landlord and Sublandlord.

         9.    Subleasing and Assignment.  Subtenant shall not sublease all or
               -------------------------
any portion of the Subleased Premises, or permit them to be used or occupied by others, or assign its rights under this Sublease or its rights with regard to the Subleased Premises, without the prior written consent of Sublandlord, which consent, subject to the provisions hereinafter provided, shall not be unreasonably withheld or delayed. It is agreed that it shall be reasonable for Sublandlord to withhold its consent to any such sublease, use, occupancy or assignment if Subtenant has been unable to obtain the Landlord's consent to the same. The transfer of a majority of the issued and outstanding capital stock of Subtenant (if Subtenant is a corporation) or the transfer of a majority of the total legal or beneficial interests in any other entity, constituting Subtenant, in a single transaction or in a series of related transactions, shall be deemed an assignment of this Sublease requiring Sublandlord's consent. Any act made in violation of the foregoing provisions of this paragraph shall be null, void and of no force or effect. Except as otherwise provided in this Sublease to the contrary, any assignment of this Sublease, or subletting of the Subleased Premises, shall be subject to all of the same terms and conditions as an assignment of the Lease or subletting of the Premises, and Subtenant shall comply with all of the provisions of Article "18" of the Lease, as if Subtenant were the tenant under the Lease and Sublandlord were Landlord and Sublandlord shall have all of the same rights and options that Landlord has under Article "18" of the Lease with respect to any assignment or subletting or proposed assignment or subletting except that where "fifty (50%) percent" appears in
Section 18.13 of the Lease it shall be deemed deleted and replaced with "one hundred (100%) percent" for the purpose of this Article "9" of this Sublease. Subject to Subtenant's compliance with the provisions of Article "18" of the Lease and of this Article "9" of the Sublease, Sublandlord agrees to consent to a sublease of the entire Subleased Premises from Subtenant to The County of Westchester Industrial Development Agency ("the "IDA") and to an immediate sublease back of the entire Subleased Premises from the IDA to Subtenant (collectively, the "Preapproved Transaction") subject to (i) the original documentation for the Preapproved Transaction being delivered to Sublandlord in a form reasonably acceptable to Sublandlord, and
(ii) Subtenant having obtained Landlord's written consent to the Preapproved Transaction.

          10.  Condition of Subleased Premises.  The Subleased Premises are
               -------------------------------
being leased in their "AS-IS" condition and the parties acknowledge that Sublandlord has made no representations and is unwilling to make any representations concerning the condition or suitability of the Subleased Premises. Upon the expiration or earlier termination of the Sublease Term, Subtenant shall return the Subleased Premises to Sublandlord in the condition required by the Lease upon the expiration of the term thereof.

          11.  Notices.  Notices by Sublandlord and Subtenant shall be given to
               -------
each other in the same manner provided by the Lease at the following addresses:

               Sublandlord:

               KPMG LLP
               Three Chestnut Ridge Road
               Montvale, New Jersey 07645
               Attention: National Director, Real Estate

               With a copy to:

               Loeb & Loeb LLP
               345 Park Avenue
               New York, New York 10154
               Attention:  Michael B. Kinney, Esq.

               Subtenant:

               GREENWICH TECHNOLOGY PARTNERS, INC.
               123 Main Street
               8th Floor
               White Plains, New York 10601
               With a copy to:

               Stephens, Baroni, Reilly & Lewis, LLP
               175 Main Street
               White Plains, New York 10601
               Attention:  Roland A. Baroni, Esq.

          12.  Brokers.  Each party represents to the other that it has not
               -------
dealt with any real estate broker, sales person or finder in connection with this Sublease other than INSIGNIA/ESG and ANTARES REAL ESTATE SERVICES LLC (collectively, the "Broker"). Each party hereby agrees to indemnify and hold the other harmless from and against any liabilities and claims for commissions and fees due or claimed to be due by any party other than the Broker, claiming to have dealt with the indemnifying party in connection with this Sublease. Subject to the terms and conditions of separate agreements with each of the two
(2) entities constituting the Broker, Sublandlord shall pay INSIGNIA/ESG, INC. $111,066.00, and ANTARES REAL ESTATE SERVICES LLC $222,132.00, as and for their respective commissions in connection with this Sublease. Notwithstanding the foregoing, the foregoing commission figures were calculated based on the assumption that Base Rent will first begin to accrue an April 1, 2000 and if Base Rent does not first begin to accrue on April 1, 2000 said figures shall be adjusted in accordance with the provisions of the respective agreements between Sublandlord and each of the two (2) entities constituting the Broker.

          13.  Security Deposit.  Subtenant shall deposit with Sublandlord, upon
               ----------------
the execution hereof, $227,360 as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, and the same continues for more than five (5) days following written notice to Subtenant, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said deposit, Subtenant shall within five (5) days after written demand therefore deposit cash with Sublandlord in an amount sufficient to restore said deposit to the fall amount hereinabove stated and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep said deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration of the Sublease Term and after Subtenant has vacated the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to said security deposit. Provided (i) pursuant to an initial public offering of Subtenant, the shares of Subtenant are sold for net proceeds of at least $25,000,000.00, and (ii) Subtenant is not then in default under this Sublease, the security deposit required hereunder shall be reduced to $113,680.00

          14.  Landlord's Consent.  Subtenant does hereby acknowledge that all
               ------------------
of Sublandlord's obligations under this Sublease are expressly contingent upon Sublandlord obtaining the written consent to this Sublease from the Landlord under the Lease. If Sublandlord has not obtained such consent on or before March 31, 2000, this Sublease shall automatically terminate.

          15.  Parking.  For so long as this Sublease remains in full force and
               -------
effect, Sublandlord hereby assigns to Subtenant Sublandlord's right to use the parking spaces provided for, and made available to Sublandlord, pursuant to the Lease and Subtenant shall pay Sublandlord (or at Sublandlord's option, Subtenant shall pay the Landlord directly) all costs, expenses and fees charged by the Landlord for such parking spaces, including, without limitation, any taxes or other charges relating to such parking spaces. This assignment by Sublandlord to Subtenant is only effective for the Sublease Term and for use in connection with the use and occupancy by Subtenant of the Subleased Premises, and shall terminate and be of no further force or effect upon the expiration or termination of the Sublease Term.

          16.  Roof Rights.  For so long as this Sublease remains in full force
               -----------
and effect, Sublandlord hereby assigns to Subtenant its rights to use the Building's roof (the "Roof Rights") provided Subtenant assumes all obligations and liabilities of Sublandlord, in a written agreement acceptable to Sublandlord, under the Lease with respect to the Roof Rights and under any separate agreement which may exist relating to the Roof Rights. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless from and against any and all costs, damages, claims, and expenses (including, without limitation, attorneys' fees) Sublandlord may suffer or incur as a result of, in connection with, or arising out of, the assignment of the Roof Rights hereunder.

          17.  Sublandlord's Termination Option.  Sublandlord shall have the
               --------------------------------
right ("Sublandlord's Early Cancellation Right") to cancel this Sublease effective on July 31, 2003 (for the purposes of this paragraph 17, "Sublandlord's Early Termination Date") provided Sublandlord gives Subtenant notice of such cancellation ("Sublandlord's Cancellation Notice") on our before July 31, 2002 (time being of the essence). If Sublandlord exercises Sublandlord's Early Cancellation Right, then, subject to the provisions hereinafter provided in this paragraph, the Sublease Term shall end and expire on Sublandlord's Early Termination Date as if such date were the date originally fixed herein for the end and expiration of the Sublease Term. Notwithstanding the foregoing, if at any time prior to January 1, 2002 (time being of the essence) (i) Subtenant had positive net income for three (3) consecutive months, as verified by Sublandlord, to Sublandlord's satisfaction, within thirty (30) days following the expiration of such consecutive three (3) month period, or
(ii) Subtenant's monthly net loss, multiplied by the number of months then remaining in the Sublease Term, does not exceed the unrestricted available cash as then reflected on Subtenant's balance sheet, as verified by Sublandlord, to Sublandlord's satisfaction, within thirty (30) days following the month in which such net loss occurs, then, in either of such events, the provisions of this paragraph 17 shall be null, void, and of no force or effect, and if Sublandlord had theretofore exercised Sublandlord's Early Cancellation Right, it shall be void ab initio and Sublandlord's Cancellation Notice shall be deemed to have
     -- ------
never been given.

          18.  Subtenant's Termination Option.  Subtenant shall have the right
               ------------------------------
("Subtenant's Early Cancellation Right") to cancel this Sublease effective on July 31, 2003 (for the purposes of this paragraph 18, "Subtenant's Early Termination Date") provided Sublandlord receives notice from Subtenant of Subtenant's exercise of Subtenant's Early Cancellation Right ("Subtenant's Cancellation Notice") on or before July 1, 2002 (time being of the essence). If Subtenant's Cancellation Notice is timely received (i) it shall be irrevocable,
(ii) the Sublease Term shall end and expire on Subtenant's Early Termination Date as if such date were the date originally fixed herein for the end and expiration of the Sublease Term, and (iii) at least thirty

(30) days prior to Subtenant's Early Termination Date Subtenant shall pay to Sublandlord (a) all sums that would be required to be paid by Sublandlord to Landlord pursuant to Section 43.1 of the Lease at least thirty (30) days prior to "Tenant's Early Termination Date" (as defined in the Lease) had Sublandlord exercised its right to terminate the Lease as provided in Section 43.1 of the Lease, and (b) the unamortized brokerage commission (without interest) incurred by Sublandlord in connection with this Sublease, as of Subtenant's Early Termination Date, based on the assumption that such commission is amortized on a straight-line basis in equal monthly installments over the entire originally contemplated Sublease Term commencing on the Commencement Date.

          19.  Subtenant's Contraction Option.  Subtenant shall have the one
               ------------------------------
time right to reduce the size of the Subleased Premises by up to 5,000 rentable square feet, in the manner hereinafter provided (Subtenant's Contraction Right), provided Sublandlord receives notice from Subtenant of Subtenant's exercise of Subtenant's Contraction Right ("Subtenant's Contraction Notice") no later than July 1, 2001 (time being of the essence). Subtenant's Contraction Notice shall
(i) set forth a date for the reduction of the Subleased Premises (the "Effective Reduction Date) which Effective Reduction Date shall be no earlier than August 2, 2002 and no later than August 30, 2002, and (ii) contain a diagram, drawn to scale, and prepared by a licensed architect, describing the portion of the Subleased Premises to be eliminated therefrom (the "Eliminated Space"). Notwithstanding the foregoing, (i) both Landlord and Sublandlord must specifically approve of the Eliminated Space, and (ii) the Eliminated Space must be leaseable and marketable. If either or both of the conditions set forth in the preceding sentence (the "Elimination Conditions") have not been satisfied, Subtenant's Contraction Notice shall be deemed to have been withdrawn and shall be null, void, and of no force or effect. If Subtenant's Contraction Notice is timely received by Sublandlord and the Elimination Conditions have been satisfied, (i) Subtenant shall pay to Sublandlord, at least thirty (30) days prior to the Effective Reduction Date, (a) all sums that would be required to be paid by Sublandlord to Landlord pursuant to Section 43.2 of the Lease at least thirty (30) days prior to "Tenant's Early Termination Date of Up to 5,000 Square Feet" (as defined in the Lease) had Sublandlord exercised its right under
Section 43.2 of the Lease to cancel the Eliminated Space, (b) the product obtained by multiplying (x) the unamortized brokerage commission (without interest) incurred by Sublandlord in connection with this Sublease, as of the Effective Reduction Date, based on the assumption that such commission is amortized on a straight-line basis in equal monthly installments over the entire originally contemplated Sublease Term commencing on the Commencement Date, by
(y) a fraction, the numerator of which is the rentable square feet contained in the Eliminated Space, and the denominator of which is 29,400, and (c) all costs of separating the Eliminated Space from the balance of the Subleased Premises including, but not limited to, the costs of construction to comply with all applicable statutes, laws, rules, regulations and codes affecting the Subleased Premises and the Eliminated Space, and (ii) on or before the Effective Reduction Date Subtenant shall quit and surrender the Eliminated Space to Sublandlord in the condition required under this Sublease upon the expiration of the Sublease Term.

          20.  Limitation of Liability.  This Sublease has been executed by KPMG
               -----------------------
LLP as Sublandlord. However, Subtenant agrees that in enforcing its rights against Sublandlord, Subtenant shall rely solely on the assets of KPMG LLP in the United States of America and as if KPMG LLP, which is a limited liability partnership, was in fact a corporation adequately capitalized for all purposes and the partners were shareholders. Subtenant further agrees that no partner or partners of Sublandlord shall be liable or responsible for the obligations or liabilities of Sublandlord pursuant to, arising out of, or in connection with this Sublease. Subtenant shall not take any action against any partner or partners, or the assets of any partner or partners, of Sublandlord, by virtue of Sublandlord having executed this Sublease, or by virtue of the failing of Sublandlord to perform any of its duties or obligations pursuant to, arising out of, or in connection with this Sublease. With respect to any provision of this Sublease or any holding or interpretation of law which provides, in effect, that Sublandlord shall not unreasonably withhold or unreasonably condition or delay any consent or any approval, Subtenant in no event shall be entitled to make, nor shall Subtenant make, any claim, and Subtenant hereby waives any claim, for money damages, nor shall Subtenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Subtenant that Sublandlord has unreasonably withheld or unreasonably delayed or conditioned any consent or approval. Subtenant's sole remedy in such cases shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

          21.  Miscellaneous.  This Sublease shall be governed by the laws of
               -------------
the State of New York. This Sublease supersedes all prior discussions and agreements between the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Sublease, as of the day and year first above written.

                                    SUBLANDLORD:

                                    KPMG LLP, a Delaware limited liability
                                    partnership


                                    By:/s/ Christopher P. Gallo
                                       ---------------------------------------
                                       Christopher P. Gallo
                                        National Director
                                        Real Estate


                                    SUBTENANT:

                                    GREENWICH TECHNOLOGY PARTNERS, INC., a
                                    Delaware corporation


                                    By:/s/ Dennis M. Goett
                                       -----------------------------------------
                                       Dennis M. Goett, CFO